                                                                    EXHIBIT 11.1


                              LSI LOGIC CORPORATION
                       COMPUTATION OF NET INCOME PER SHARE
                    (In thousands, except per share amounts)



                                                                      Year ended
                                                               December 31, 1993
                                                               -----------------
PRIMARY

Weighted average number of shares of common
stock outstanding during the period                                      47,819

Incremental shares of common stock attributable to exercise
of outstanding options (using the treasury stock method)                  1,712
                                                                    -----------
Total shares                                                             49,531
                                                                    -----------
                                                                    -----------


Net Income:

    Amount                                                             $ 53,750
                                                                    -----------
                                                                    -----------

    Per Share                                                             $1.09
                                                                    -----------
                                                                    -----------



FULLY DILUTED

Weighted average number of shares of common
stock outstanding during the period                                      47,819

Incremental shares of common stock attributable to exercise
of outstanding options (using the  treasury stock method)                 1,878

Incremental shares of common stock attributable to the
conversion of 6 1/4% convertible subordinated debentures
at an assumed conversion price of $20                                     5,116
                                                                    -----------

Total Shares                                                             54,813
                                                                    -----------
                                                                    -----------



Net Income:
    Amount                                                               53,750
    Add  6 1/4% convertible subordinated debentures
    interest, net of income tax effect                                    3,961
                                                                    -----------

Total                                                                   $57,711
                                                                    -----------
                                                                    -----------

    Per share                                                             $1.05
                                                                    -----------
                                                                    -----------

